Exhibit 99.1

Form 4 Joint Filer Information

Name:	Sapphire Private Funds Holdings II RSC Ltd
Address:	Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island Abu Dhabi, United Arab Emirates
Date of Event Requiring Statement:	06/27/2024